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                                EXHIBIT 99.1(b)

                   MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                             ARTICLES OF AMENDMENT

             MERRILL LYNCH MUNICIPAL BOND FUND, INC., A Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Texation of Maryland that:

             FIRST: The charter Of the Corporation, as hereafters amended, is hereby amended by striging out tat first paragragh of ARTICLE V and inserting to lieu thereof the following:


                                ARTICLES V

                              CAPITAL STOCK


             The total number of shares of all classes of stock, including those previously authorized, which the Corporation shall have authority to issue is One Billion eight Hundred Million ($1,800,000,000) shares of a per value of Ten Cents ($.10) per Share and an aggregate par value of One Hundred and Eighty Million Dollars ($180,000,000). The shares shall be divided into three classes of Common Stock which are designateed as Insured Portfolio Common Stock. High Yield Portfolio Common Stock, and Limited Maturity Portfolio Common stock, as follows;

      Class                                 Number of Authorized shares

 Insured Portfolio Common Stock...........         750,000,000
 High Yield Portfolio Coupon Stock........         750,000,000
 Limited Hatucity Portfolio Common Stock..         300,000,000


             SECOND: The amendmen of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

              THIRD:

              (a) The total number of Shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:
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       Nine Hundred Million (900,000,000) shares of capital stock divided into three Classes Of Common Stock each of which Consists Of Three Hundred Million (300,000.000) shares of the par value of Ten Cents ($.10) per share.

       (b) The total number of share of all classes of Stock Of the Corporation as increased and the number and per value of the shares of each Class, are an follows:

       One Billion Eight Hundred Million ($1,800,000,000) shares of Capital stock divided into throw classes of common stock each of which, with the exception of the class designated an Limited Maturity Common Stock, consists of Seven Hundred and Fifty Million (750,000,000) shares of the per value of Ton Cents ($.l0) per shares. The class of common stock designated as Limited Maturity Portfolio Common Stock consists of Three Hundred Million (300,000,000) shares of the per value of Ten Cents ($.1O) pot Share.

       (C)    The information required pursuant to
$ 2-607(b)(2)(1) of the General Corporation Low of Maryland was not changed by the foregoing amendment.

       In Witness whereof: MERRILL LYNCH MUNICIPAL &MD
FUND, INC. has caused these presents to be executed in its nano and on its behalf by its Vice President and attested by its Stcretary as of March 2, 1987.

                                     MERRILL LYNCH MUNICIPAL BOND
                                       FUND, INC.


                                     By: /s/ Kenneth A. Jacob
                                         -------------------------
                                              Vice President


Attest:




/s/ Mark B. Goldfus
------------------------------
    Secretary



           The undersigned, President of MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further cortifitt that, to






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the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.





                                     /s/ Kenneth A. Jacob
                                     ------------------------
                                         Vice President








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